EXHIBIT 4.2

SEVENTEENTH

SUPPLEMENTAL INDENTURE

MADISON GAS AND ELECTRIC COMPANY

TO

FIRSTAR TRUST COMPANY

(FORMERLY KNOWN AS FIRST WISCONSIN TRUST COMPANY),

TRUSTEE

DATED AS OF FEBRUARY 1, 1993

CREATING AN ISSUE OF 7.70%

FIRST MORTGAGE BONDS, 2028 SERIES

SUPPLEMENTAL TO INDENTURE OF

MORTGAGE AND DEED OF TRUST

DATED AS OF JANUARY 1, 1946

Seventeenth Supplemental Indenture, dated as of the 1st day of February, 1993, between MADISON GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin (hereinafter called the "Company"), party of the first part, and FIRSTAR TRUST COMPANY (formerly known as FIRST WISCONSIN TRUST COMPANY), a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal place of business in the City of Milwaukee, Wisconsin (hereinafter called the "Trustee"), as Trustee under the Indenture hereinafter mentioned, party of the second part:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture of Mortgage and Deed of Trust (hereinafter called the "Indenture"), dated as of January 1, 1946, to secure the Company's First Mortgage Bonds, unlimited in aggregate principal amount except as therein otherwise provided, and has heretofore executed and delivered to the Trustee sixteen supplemental indentures creating sixteen series of bonds, bonds of nine of which series are outstanding as of the date hereof; and

WHEREAS, the Company desires in and by this Seventeenth Supplemental Indenture (hereinafter called "this Supplemental Indenture") to create a seventeenth series of bonds to be issued under the Indenture, to designate or otherwise distinguish such series, to specify the particulars necessary to describe and define the same, and to specify such other provisions and agreements in respect thereof as are in said Indenture provided or permitted; and

WHEREAS, the Company also desires in and by this Supplemental Indenture to record the description of, and confirm unto the Trustee, certain property acquired after execution and delivery of the Sixteenth Supplemental Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed have been done, performed, and fulfilled, and the execution and delivery of this Supplemental Indenture in the form and with the terms hereof have been in all respects duly authorized;

NOW, THEREFORE, in consideration of the premises and in further consideration of the sum of One Dollar in lawful money of the United States of America paid to the Company by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt whereof is hereby acknowledged, and of other good and valuable considerations, it is agreed by and between the Company and the Trustee as follows:

CONFIRMATION OF CONVEYANCE OF CERTAIN PROPERTY ACQUIRED AFTER EXECUTION AND DELIVERY OF THE SIXTEENTH SUPPLEMENTAL INDENTURE

First. The Company records in Exhibit "A" to this Supplemental Indenture, which is annexed hereto and made a part hereof, the description of, and hereby confirms unto the Trustee, the property therein described which has been acquired by the Company after the execution and delivery of the Sixteenth Supplemental Indenture and is now subject to the lien of the Indenture in all respects as if originally described therein, to have and to hold such property in trust, upon all the terms and trusts and subject to all the matters and to all conditions, all to the same extent and with the same force and effect as though conveyed by the Indenture in the first instance.

Second. The Company also hereby confirms unto the Trustee all other property of every kind, character and description (other than Excepted Property as defined in the Indenture), acquired or constructed by the Company after the execution and delivery of the Sixteenth Supplemental Indenture, located in the counties of Dane, Columbia, Kewaunee, Fond du Lac, Green Lake, Dodge, and Iowa, State of Wisconsin, or elsewhere, including, without limiting the generality of the foregoing, all transmission lines, pipe lines, additions to electric generating plants and to gas works, substations, and electric and gas distribution systems and facilities, including those now under construction; also all franchises, leases, permits, easements, rights of way, consents and licenses; all of said property being now subject to the lien of the Indenture in all respects as if originally described therein; together with all and singular the easements, hereditaments and appurtenances belonging or in any wise appertaining to the property above described or referred to, and all the estate, title, claims and demands whatsoever, as well in law as in equity, of the Company in and to the same and any and every part and parcel thereof; and all and singular the rents, issues, profits, tolls and other income thereof; excepting always Excepted Property as defined in the Indenture.

ARTICLE I

7.70% FIRST MORTGAGE BONDS, 2028 SERIES

SECTION 1. There is hereby created a series of bonds to be issued under and secured by the Indenture, to be designated, distinguished and known as "7.70% First Mortgage Bonds, 2028 Series" of the Company (hereinafter called "Bonds of This Series"). Bonds of This Series may be issued without limitation as to aggregate principal amount except as provided in the Indenture and this Supplemental Indenture. Bonds of This Series shall be issued as fully registered bonds without coupons and shall be dated as of the interest payment date next preceding the authentication thereof by the Trustee, except that: (i) if any Bond of This Series shall be authenticated before August 15, 1993 it shall be dated as of February 15, 1993 (unless (iii) below is applicable); (ii) if the Company shall at the time of authentication of a Bond of This Series be in default in the payment of interest upon Bonds of This Series, such Bond of This Series shall be dated as of the date of the beginning of the period for which such interest is so in default; and (iii) so long as there is no existing default in the payment of interest on Bonds of This Series, if any Bond of This Series shall be authenticated at any time after the close of business on any record date, as hereinafter defined, with respect to any interest payment date (February 15 or August 15, as the case may be) and on or prior to such interest payment date, it shall be dated as of such interest payment date.

The registered owner of any Bond of This series dated as of an interest payment date as provided in (iii) above shall, if the Company has defaulted in the payment of interest due on such interest payment date and such default shall be continuing, be entitled to exchange such Bond of This Series for a Bond or Bonds of This Series of the same aggregate principal amount dated as of the interest payment date next preceding the interest payment date first mentioned in this sentence. If the Trustee shall have knowledge at any time that any registered owner of a Bond of This Series shall be entitled by the provisions of the next preceding sentence to exchange such Bond of This Series, the Trustee shall within 30 days mail to such owner at the address of such owner appearing upon the registry book of the Company a notice informing such owner that such owner has such right of exchange.

Each of the Bonds of This Series shall mature February 15, 2028. The principal of, premium, if any, and interest on each Bond of This Series shall be payable in lawful money of the United States of America at the principal office of the Trustee in the City of Milwaukee, Wisconsin, or at the principal office of any successor in trust; provided that, at the option of the Company, the interest on each Bond of This Series shall be payable by check mailed to the registered owner. The rate of interest on each Bond of This Series shall be 7.70% per annum, payable on the fifteenth day of February and August of each year; and the terms of redemption for each Bond of This series shall be as referred to in Section 2 of this Article I.

So long as there shall be no existing default in the payment of interest on the Bonds of This Series, the person in whose name any Bond of This Series is registered at the close of business on the record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding any transfer or exchange of such Bond of This Series subsequent to such record date and on or prior to such interest payment date. If and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall, upon the subsequent payment thereof, be paid to the person in whose name such Bond of This Series is registered on the date of such payment.

The term "record date" as used herein with respect to any interest payment date shall mean the 10th business day prior to such interest payment date. The term "business day" as used herein shall mean any day other than a Saturday or a Sunday or a day on which the offices of the Trustee are closed pursuant to authorization of law.

SECTION 2. The Bonds of This Series shall be redeemable prior to maturity, in whole at any time or in part from time to time except as hereinafter provided, either at the option of the Company or pursuant to the requirements of the Indenture, on notice given in the manner and with the effect provided in Article IV of the Indenture and as in this Section 2 provided, at the applicable redemption prices provided in the Form of Bond of This Series set forth in Exhibit B annexed hereto.

In case the Company shall at any time elect to redeem in accordance with this Supplemental Indenture, all or any part of the Bonds of This Series, it shall give notice to the effect that it has so elected to redeem all or a part thereof, as the case may be, on a date therein designated, specifying in case of redemption of a part of the Bonds of This Series the distinctive numbers of the bonds to be redeemed (and the portion thereof-to be redeemed in the case of partial redemption of any bond), and in every case stating the applicable redemption price, the provision, of this Supplemental Indenture pursuant to which such redemption is being made and in substance that on said date there will become and be due and payable upon each bond or portion thereof so to be redeemed, at the principal office of the Trustee in the City of Milwaukee, Wisconsin, or at the principal office of any successor in trust, the redemption price thereof hereinbefore in this Section 2 referred to, and that on and after such date interest thereon will cease to accrue.

Such notice shall be mailed by the Company, postage prepaid, at least 30 and not more than 45 days prior to such date of redemption, to the registered owners of all Bonds of This Series to be so redeemed, at their respective addresses appearing upon the register thereof. Any notice which is mailed as herein provided shall be conclusively presumed to have been properly and sufficiently given on the date of such mailing, whether or not the holder receives such notice. In any case, failure to give due notice by mail, or any defect in such notice, to the registered owner of any Bond of This Series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Bond of This Series.

Notice of redemption having been given as aforesaid, the Bonds of This Series so called for redemption, or the specified portions thereof, shall, on the date designated in such notice, become due and payable at the then applicable redemption price, and upon presentation and surrender thereof, accompanied by a written instrument of transfer duly executed by the registered owner or by a duly authorized attorney with the signature guaranteed to the satisfaction of the Trustee, such bonds or the specified portions thereof shall be paid and redeemed at said redemption price, and on and after said redemption date interest on said bonds shall cease to accrue.

In case of any redemption of Bonds of This Series by the Trustee pursuant to the provisions of the Indenture, notice of redemption shall be given by the Trustee in a similar manner as hereinabove provided.

SECTION 3. Bonds of This Series may be issued in the denomination of $1,000, and in such multiples of $1,000 as the Company may authorize, numbered consecutively from "RU1" upward, the execution and delivery thereof to be conclusive evidence of such authorization.

The Bonds of This Series and the Trustee's certificate of authentication thereon shall be substantially in the respective forms set forth in Exhibit B annexed hereto (any of the provisions of such Bonds may be set forth on the reverse side thereof).

SECTION 4. Bonds of This Series shall be transferable and exchangeable at the option of the registered owners thereof upon presentation and surrender thereof at the principal office of the Trustee in the City of Milwaukee, Wisconsin, or at the principal office of any successor in trust. In the case of an exchange, Bonds of This Series may be exchanged for bonds of the same aggregate principal amount but of different authorized denomination or denominations. Any exchanges and transfers shall be without charge (other than for taxes and other governmental charges, if any) and otherwise be subject to the terms and conditions set forth in Article II of the Indenture.

Every Bond of This Series so surrendered for transfer or exchange shall be accompanied by a written instrument of transfer duly executed by the registered owner or by duly authorized attorney (transferring such bond to the Company in the case of exchanges), and the signature to such transfer power shall be guaranteed to the satisfaction of the Trustee.

All Bonds of This Series so surrendered shall be forthwith cancelled and delivered to or upon the order of the Company.

All Bonds of This Series executed, authenticated and delivered in exchange for bonds so surrendered shall be valid obligation, of the Company, evidencing the same debt as the bonds surrendered, and shall be secured by the same lien and be entitled to the same benefits and protection as the bonds in exchange for which they are executed, authenticated and delivered.

The Company shall not be required to make any exchange or transfer of Bonds of This Series either (i) during a period of 15 days next preceding any interest payment date but only if there is an existing default in the payment of interest on the Bonds of This Series or (ii) after the bonds so presented for exchange or transfer, or any portion thereof, have been drawn for redemption or have been called for redemption, but may do so at its option.

SECTION 5. Pending the preparation of definitive Bonds of This Series the Company may from time to time execute, and, upon its written order, the Trustee shall authenticate and deliver, in lieu of such definitive bonds and subject to the same provisions, limitations and conditions, one or more temporary printed, lithographed or typewritten bonds, in registered form, substantially of the tenor of the bonds to be issued as hereinbefore recited, of any denomination specified in the written order of the Company for the authentication and delivery thereof, without coupons, and with such omissions, insertions and variations as may be determined by the Board of Directors of the Company. Such temporary bonds may, in lieu of the statement of the specified redemption prices required to be set forth in Bonds of This Series in definitive form, include a reference to the Form of Bond of This Series set forth in Exhibit B annexed hereto for a statement of such redemption prices.

If any such temporary Bonds of This Series shall at any time be so authenticated and delivered in lieu of definitive bonds, the Company shall without unreasonable delay at its own expense prepare, execute and deliver to the Trustee and thereupon, upon the presentation and surrender of temporary bonds, the Trustee shall authenticate and deliver in exchange therefor, without charge to the holder, definitive bonds of the same series for the same principal sum in the aggregate as the temporary bonds surrendered. All temporary bonds so surrendered shall be forthwith cancelled by the Trustee and delivered to or upon the order of the Company. Until exchanged for definitive bonds, the temporary bonds shall in all respects be entitled to the lien and security of the Indenture and all supplemental indentures.

SECTION 6. Definitive Bonds of This Series may be in the form of fully engraved bonds or bonds printed or lithographed with or without steel engraved borders or typewritten bonds.

SECTION 7. In the event that an interest payment date or the maturity date or a date fixed for redemption of any Bonds of This Series shall not be a business day, then payment of interest, principal or the redemption price, as the case may be, need not be made on such date, but may be made on the next, succeeding business day, with the same force and effect as if made on such interest payment date, maturity date or date fixed for redemption, and no interest shall accrue for the period-after such date.

ARTICLE II

ISSUE OF BONDS OF THIS SERIES

Bonds of This Series may be executed, authenticated and delivered from time to time as permitted by the provisions of Article III of the Indenture.

ARTICLE III

SINKING FUND FOR BONDS OF THIS SERIES

The Bonds of This Series are not subject to redemption by operation of any sinking fund.

ARTICLE IV

COVENANT WITH RESPECT TO DIVID.ENDS

SECTION 1. The Company-covenants and agrees that, so long as any Bonds of This Series are outstanding, it will not declare or pay any dividend on its common stock (other than dividends payable solely in shares of its common stock) or make any other distribution on or purchase any shares of its common stock, unless, after giving effect to such dividend, distribution or purchase, the aggregate of all such dividends and distributions and all amounts applied to such purchases, subsequent to December 31, 1945, shall not exceed the earned surplus of the Company available for dividends on its common stock accumulated subsequent to December 31, 1945.

For the purposes of this Article IV, the earned surplus of the Company available for dividends on its common stock. accumulated subsequent to December 31, 1945, shall be determined in accordance with sound accounting practice; provided, however, that (i) all direct charges to earned surplus, except charges occasioned by dividends (other than dividends payable solely in common stock of the Company) or other distributions on or purchases of shares of common stock of the Company, shall be deemed to be charges against earned surplus existing at December 31, 1945, to the extent thereof, and to such extent shall not diminish earned surplus accumulated subsequent to that date, and (ii) in no event shall profits or losses resulting from the sale or abandonment of mortgaged property or other capital assets, or taxes on or in respect of any such profits, be credited to or charged against earned surplus of the Company available for dividends on its common stock accumulated, subsequent to December 31, 1945.

The provisions of this Section 1 shall not apply to the acquisition of shares of common stock of the Company effected through the exchange of other shares of common stock of the Company, or otherwise acquired without expenditure of assets of the Company.

SECTION 2. The Company covenants that, so long as any Bonds of This Series are outstanding, it will file with the Trustee within four months after the close of each calendar year, beginning with the calendar year in which Bonds of This Series are first issued, an accountant's certificate stating as of the end. of such calendar year (i) the earned surplus of the Company available for dividends on its common stock accumulated subsequent to December 31, 1945 and (ii) the aggregate amount of all dividends (other than dividends payable solely in shares of common stock of the Company) and other distributions on or purchases of shares of common stock of the Company subsequent to December 31, 1945.

ARTICLE V

THE TRUSTEE

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or-sufficiency of this Supplemental Indenture or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture other than as set forth in the Indenture; and this Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents as if the same were herein set forth at length.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Except in so far as herein otherwise expressly provided, all the provisions, terms and conditions of the Indenture shall be deemed to be incorporated in, and made a part of, this Supplemental Indenture; and the Indenture, as supplemented by the Fifth through the Sixteenth Supplemental Indentures, and by this Supplemental Indenture, is in all respects ratified and confirmed: and the Indenture and said supplemental indentures shall be read, taken and construed as one and the same instrument.

Nothing in this Supplemental Indenture is intended or shall be construed to give to any person or corporation, other than the parties hereto and the holders of bonds issued and to be issued under and secured by the Indenture, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture, or under any covenant, condition or provision herein contained, all the covenants, conditions and provisions of this Supplemental Indenture being intended to be, and being, for the sole and exclusive benefit of the parties hereto and of the holders of bonds issued and to be issued under the Indenture and secured thereby.

All covenants, promises and agreements in this Supplemental Indenture contained by or on behalf of the Company shall bind its successors and assigns whether so expressed or not.

This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts when so executed shall be deemed to be an original: but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, MADISON GAS AND ELECTRIC COMPANY

has caused this Supplemental Indenture to be executed by its President or one of its Vice-Presidents and its corporate seal to be hereunto affixed, duly attested by its Secretary or one of its Assistant Secretaries, and FIRSTAR TRUST COMPANY (formerly known as FIRST WISCONSIN TRUST COMPANY), as Trustee as aforesaid, has caused the same to be executed by one of its Vice-Presidents or Assistant Vice-Presidents and its corporate seal to be hereunto affixed, duly attested by its Secretary or one of its Assistant Secretaries, as of the day and year first above written.

MADISON GAS AND ELECTRIC COMPANY,

By /s/ David C. Mebane

David C. Mebane

President and Chief Operating Officer

Countersigned:

/s/ Gary J. Wolter

Gary J. Wolter

Vice President-Administration

and Secretary

Signed, sealed, acknowledged

and delivered by Madison Gas

and Electric Company in the

presence of:

/s/ Joseph T. Kazoos

Joseph T. Kazoos

/s/ Janice M. Moen

Janice M. Moen

FIRSTAR TRUST COMPANY

as Trustee

By /s/ Joseph S. Quinn

Joseph S. Quinn

Vice President

Countersigned:

/s/ Pamela A. Warner

Pamela A. Warner

Assistant Secretary

Signed, sealed, acknowledged

and delivered by FirstarTrust Company in

the presence of:

/s/ J. R. Snyder

J. R. Snyder

/s/ Yvonne Siira

Yvonne Siira

[CORPORATE SEAL]

STATE OF WISCONSIN

)

) SS:

DANE COUNTY

)

Personally came before me this 22nd day of February, 1993, David c. Mebane, to me known to be the President and Chief Operating Officer, and Gary J. Wolter, to me known to be the Vice President - Administration and Secretary, of the above-named MADISON GAS AND ELECTRIC COMPANY, one of the corporations. described in and which executed the foregoing instrument, and to me known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, and acknowledged the same, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and behalf of said corporation by authority of its Board of Directors, and said David c. Mebane and Gary J. Wolter then and there acknowledged said instrument to be the free act and deed of said corporation by each of them voluntarily executed.

Given under my hand and notarial seal this 22nd day of February, 1993.

/s/ Siri A. Weston

Siri A. Weston

Notary Public, State of Wisconsin

My commission expires: May 19, 1996

[NOTARY SEAL]

STATE OF WISCONSIN

)

) SS

MILWAUKEE COUNTY )

Personally came before me this 19th day of February, 1993, Josephs. Quinn, to me known to be a Vice President, and Pamela A. Warner, to me known to be an Assistant Secretary, of the above-named FIRSTAR TRUST COMPANY (formerly known as FIRST WISCONSIN TRUST COMPANY), one of the corporations described in and which executed the foregoing instrument, and to me known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, and acknowledged the same, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and behalf of said corporation by authority of its Board of Directors, and said Joseph S. Quinn and Pamela A. Warner then and there acknowledged said instrument to be the free act and deed of said corporation by each of them voluntarily executed.

Given under my hand and notarial seal this 19th day of February, 1993.

/s/ Robert D. Hertzenberg

Robert D. Hertzenberg

Notary Public, State of Wisconsin

My commission is permanent

[NOTARY SEAL]

This instrument drafted by:

Daniel W. Stolper

Stafford, Rosenbaum, Rieser & Hansen

Tenney Plaza, Suite 1000

3 South Pinckney Street

Post Office Box 1784

Madison, Wisconsin 53701-1784

EXHIBIT "A"

To the Seventeenth Supplemental Indenture

The property of the Company, acquired after execution and delivery of the Sixteenth Supplemental Indenture, referred to in paragraph First at page 2 of the foregoing Seventeenth Supplemental Indenture, located in the counties named below, in the state of Wisconsin, is described as follows:

Columbia County

1.

Columbia Generating Plant Site: An undivided 22.0% interest as tenant in common in and to:

a.

Tract 30A, as is more fully described in a Warranty Deed from Hugh S. Jellum and Shirley A. Jellum, husband and wife, dated August 14, 1978 and recorded in the Office of the Register of Deeds for Columbia County on August 14, 1978 in Vol. 195 of Records, page 503, document number 396977;

b.

Tract 31, as is more fully described in a Warranty Deed from Kenneth L. Shiller, a single man, dated October 29, 1979, and recorded in the Office of the Register of Deeds for Columbia County on October 29, 1979 in Vol. 212 of Records, page 527, document number 405618;

c.

Tracts 32, 33, 34, 35, 36, 37, 38, 38A, 39, 40, 40A, 41, 42, 43, 44, 46, 48, 49 and 50 (Tracts 36, 37 and 38A being for subterranean water rights only), all as more fully described in a Warranty Deed from Wisconsin Power and Light Company, dated January 8, 1992, and recorded in the office of the Register of Deeds for Columbia County on July 1, 1992 in Volume 418 of Records, page 304, as document number 504454;

which, together with Tracts 5 and 7, described at pages A-2 through A-5 of Exhibit "A" to the Company's Ninth Supplemental Indenture, and Tracts 1 through 30, except Tracts 5 and 7, described at page A-4 of Exhibit "A" to the Company's Eleventh Supplemental Indenture, comprise the Columbia Generating Station.

Dane County

2.

1743 Commercial Avenue Property: Part of Lot 1, Certified Survey Map No. 2010 recorded in Volume 8 of Certified Survey Maps on pages 171 and 172, Dane County Registry, located in the NW 1/4 of the NW 1/4 of Section 6, T7N, Rl0E, City of Madison, Dane County, Wisconsin, To-wit:

Commencing at the northeast corner, of said Lot 1; thence S00°27'08"E, 175.00 feet to the point of beginning; thence continuing S00°27'08"E, .475.51 feet; thence S89°32'52"W, 285.00 feet; thence N05°02'0l"W, 13.23 feet to a point on a curve; thence northeasterly on a curve to the left which has a radius of 2927.36 feet and a chord which bears N00°36'5411E, 98.50 feet; thence N89°43'22"E, 196.62 feet; thence N00°27'08"W, 147.28 feet; thence N89°32''52"E, 11.00 feet; thence N00°27'08"W, 48.00 feet; thence S89°32'52"W, 11.00 feet; thence N00°27'08"W, 168.32 feet; thence N88°59'30"E, 87.60 feet to the point of beginning. Containing 64,126 square feet (1.472 acres).

3.

Driveway Adjoining 1825 Commercial Avenue: A parcel of land located in the Northwest Quarter of the Northwest Quarter of Section 6, Township 7 North, Range 10 East, City of Madison, Dane County, Wisconsin, being more particularly described as follows:

A-1

Commencing at the Northwest corner of said Section 6; thence N89°32'52"E, 860.57 feet along the North line of the Northwest Quarter of said Section 6 to the point of beginning; thence S00°27'08"E, 34 feet to the South line of Commercial Avenue; thence continuing S00°27'08"E, 651 feet; thence S89°32'52"W, 50 feet; thence N00°27'08"W, 651 feet to the South line of Commercial Avenue; thence continuing N00°27'08"W, 34 feet; thence N89°32'5i"E, 50 feet along the North line of the said Northwest Quarter to the point of beginning of this description. This parcel contains 0.786 total acres, or 0.767 acres with the Northerly 34 feet excluded. The said Northerly 34 feet are located within the Commercial Avenue right of way.

A-2

EXHIBIT "B"

To the Seventeenth Supplemental Indenture

(Form of Bond of This Series)

MADISON GAS AND ELECTRIC COMPANY

7.70% First Mortgage Bonds, 2028 Series

Due February 15, 2028

No. _____

$_____________

MADISON GAS AND ELECTRIC COMPANY {hereinafter called the "Company"), a corporation of the state of Wisconsin, for value received, hereby promises to pay to or registered assigns, on February 15, 2028, the sum of Dollars in lawful money of the United States of America, and to pay interest thereon from the date hereof at the rate of 7.70% per annum, in like lawful money, payable on the fifteenth day of February and August in each year until the Company's obligation with respect to the payment of such principal sum shall be discharged as provided in the indentures hereinafter mentioned. The principal of, premium, if any, and interest on this bond shall be payable to the person in whose name this bond is registered, at the principal office of the Trustee hereinafter referred to, in the City of Milwaukee, Wisconsin, or at the principal office of any successor in trust; provided that, at the option of the Company, the interest on this bond shall be payable by check mailed to such registered owner. So long as there shall be no existing default in the payment of interest on this bond, the interest payable hereon on any interest payment date shall be payable to the person in whose name this bond is registered at the close of business on the 10th business day prior to such interest payment date, notwithstanding any transfer or exchange of this bond subsequent to such record date and on or prior to such interest payment date. If and to the extent the Company• shall default in the payment of interest on such interest payment date, such defaulted interest shall, upon the subsequent payment thereof, be paid to the person in whose name this bond is registered on the date of such payment.

This bond is one, of the series hereinafter specified, of the bonds of the Company {herein called the "bonds") known as its "First Mortgage Bonds," issued and to be issued in one or more series under, and all equally and ratably secured by, an Indenture of Mortgage and Deed of Trust, dated as of January 1, 1946, duly executed by the Company to First Wisconsin Trust Company (now known as Firstar Trust company), Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto (herein collectively called the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the bonds are, and are to be, issued and secureµ, and the rights of the bearers or registered owners of the bonds and of the Trustee in respect of such security. As provided in the Indenture, the bonds may be for various principal sums and are issuable in series, which may mature at different times, may bear interest at different rates and may-otherwise vary as therein provided. This bond is one of a series entitled "7.70% First Mortgage Bonds, 2028 Series" (herein called the "Bonds of This Series") created by the Seventeenth Supplemental Indenture (herein called the "Supplemental Indenture"), dated as of February 1, 1993, between the Company and the Trustee.

To the extent permitted by the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto and of the rights and obligations of the Company and of the bearers or registered owners of the bonds and coupons may be made, and compliance with the Indenture or any such supplemental indenture may be waived, with the consent of the Company, by an affirmative vote of the bearers or registered owners of not less than 66-2/3% in principal amount of the bonds entitled to vote at a meeting of bondholders called and held as provided in said Indenture and by an affirmative vote of not less than 66-2/3% in principal amount of the bonds entitled to vote of each series affected by such modification or alteration or waiver in case one or more, but less than all, of the series of bonds then outstanding under the Indenture are so affected; provided, however, that no such modification or alteration or waiver shall be made which will (a) affect the terms of payment of the principal of, or premium, if any, or interest on, this bond, or the right of the registered owner hereof to institute suit for the enforcement of any such payment on or after the respective due dates expressed in this bond, or (b) otherwise than as permitted by the Indenture, permit the creation by the Company of any mortgage lien ranking prior to or on a parity with the lien of the Indenture or of any indenture supplemental thereto, with respect to any property covered thereby, or give to any bond or bonds secured by the Indenture any preference over any other bond or bonds so secured, or deprive any bondholder of the security afforded by the lien of the Indenture, or (c) reduce the percentage in principal amount of the bonds required to authorize any such modification or alteration or waiver; all as more fully provided in the Indenture.

The Bonds of this Series may be redeemed prior to maturity at the option of the Company, in whole at any time on or after February 15, 2003 or in part from time to time on or after such date, and are also subject to redemption pursuant to certain provisions of the Indenture, at the following percentages of the principal amount thereof, in each case plus accrued interest to the date of redemption:

IF REDEEMED DURING THE TWELVE MONTH PERIOD BEGINNING FEBRUARY 15:

2003

104.26%

2016

100.57%

2004

103.97%

2017

100.28%

2005

103.69%

2018

100.00%

2006

103.41%

2019

100.00%

2007

103.12%

2020

100.00%

2008

102.84%

2021

100.00%

2009

102.55%

2022

100.00%

2010

102.27%

2023

100.00%

2011

101.99%

2024

100.00%

2012

101.70%

2025

100.00%

2013

101.42%

2026

100.00%

2014

101.14%

2027

100.00%

2015

100.85%

In the event that any bond shall not be presented for payment when the principal thereof becomes due, either at maturity or otherwise or at the date fixed for the redemption thereof, and the Company shall have on deposit with the Trustee in trust for the purpose, on the date when sue bond is so due, funds sufficient to pay the principal of, and premium, if any, on, such bond, together with all interest due thereon to the date of maturity of such bond or to the date fixed for the redemption thereof, then all liability of the Company to the registered owner of said bond for the payment of the principal thereof and premium, if any, and interest thereon shall forthwith cease, determine and be completely discharged and such registered owner shall no longer be entitled to any lien or benefit of the Indenture.

Notice of any redemption as described above shall be mailed at least 30 and not more than 45 days prior to the redemption date to the registered owners of the bonds to be redeemed, at their respective addresses appearing upon the registry thereof, all subject to the conditions and as more fully set forth in the Indenture and the Supplemental Indenture. In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made only (a) upon presentation of this bond for notation hereon of such payment, or (b) upon surrender of this bond in exchange for a Bond or Bonds of This Series (but only of authorized denominations) for the unredeemed balance of the principal amount of this bond.

In case an event of default as, defined in the Indenture shall occur, the principal of this bond may become or be declared due and payable in the manner, and with the effect, and subject to the conditions provided in the Indenture.

This bond is transferable by the registered owner hereof in person, or by attorney duly authorized in writing, at the principal office of the Trustee in the City of Milwaukee, Wisconsin, or at the principal office of any successor in trust, upon presentation and surrender of this bond, accompanied by a written instrument of transfer duly executed by the registered owner or a duly authorized attorney, with the signature guaranteed to the satisfaction of the Trustee, and upon any such transfer a new registered Bond of This Series in the same aggregate principal amount will be issued to the transferee in exchange here for, and, in the manner provided in the Supplemental Indenture, Bonds of This Series may at the option of the registered owners and upon surrender at said office of the Trustee, or of any successor in trust, be exchanged for Bonds of This Series of the same aggregate principal amount in larger or smaller authorized denominations, all without charge (except for any tax or other governmental charge).

The Company and the Trustee and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this bond, or for any claim based hereon or otherwise in respect hereof or of the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, as such, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of .incorporators, stockholders, directors or officers being waived and released by every owner hereof by the acceptance of this bond and as part of the consideration for the issue hereof, and being likewise waived and released by the terms of the Indenture.

This bond shall not be valid or become obligatory, for any purpose unless and until the certificate hereon shall have been executed by the Trustee or its successor in trust under the Indenture.

IN WITNESS WHEREOF, MADISON GAS AND ELECTRIC COMPANY has caused this bond to be signed in its name by the manual or facsimile signature of its President or one of its Vice Presidents, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries.

MADISON GAS AND ELECTRIC COMPANY,

By________________________________

David C. Mebane

President and Chief Operating Officer

Attest:

_______________________________________

Gary J. Wolter

Vice President-Administration

and Secretary

(Form of Trustee's Certificate)

This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture and Seventeenth Supplemental Indenture.

FIRSTAR TRUST COMPANY,

as Trustee,

By_________________________________

AUTHORIZED OFFICER